THE DEFINITIVE AGREEMENT FOR THE SHARE EXCHANGE & ACQUISITION OF TRACKIMO LLC & OMEGA COMMERCIAL FINANCE CORPORATION

THIS DEFINITIVE AGREEMENT FOR A SHARE EXCHANGE (the "Agreement"), executed on *March 31, 2014 by* and among *OMEGA VENTURE CAPITAL LLC A WHOLLY OWNED SUBSIDIARY OF OMEGA COMMERCIAL FINANCE CORPORATION,* a Wyoming Corporation located at 1000 5th Street Suite 200 Miami Beach, FL 33130 are collectively herein referenced as "("OMEGA") ", and *TRACKIMO LLC* a Delaware limited liability company located at 450 Seventh Avenue, Suite 1408 New York, NY 10123 herein referenced as "("TRACK") ", and Shai Bar Lavi and TRACKIMO LLC herein referenced as the "MAJORITY OWNER". The current Managing Members of ("TRACK") along with ("OMEGA") are collectively referred to herein as the "PARTIES".

RECITALS

Whereas: ("OMEGA") and the MAJORITY OWNER upon signing of this Agreement shall complete a share exchange and purchase transaction pursuant to which ("OMEGA") acquires 20% of the issued and outstanding common stock and ownership interest of ("TRACK") ("the Acquired ("TRACK") units") in exchange for Fifty Thousand (50,000) shares of Omega Commercial Finance Corporation's Series B Redeemable Preferred Stock with a Par Value $100 per shares or Five Million Dollars ($5,000,000).

Whereas: ("OMEGA") upon signing of this agreement shall have the ***EXCLUSIVE RIGHTS*** to all of ("TRACK's") capital markets financing arrangements, funding, mergers & acquisition negotiations, investment banking services, and or all other related opportunities to financially secure the short-term and long-term growth of the company.

Whereas: ("OMEGA") trades under the ticker symbol ***(OTCQB: OCFN)*** and is a publicly traded and diversified financial holding company with its principal place of business in the United States.

Whereas: ("TRACK") is a private company, which designs, produces, and retails a compact, lightweight device with long-lasting battery life and worldwide service. Each device includes accessories allowing you to secure your ("TRACK") device to different objects including backpacks, cars, bikes and luggage. Designed for outdoor use, the ("TRACK") device also includes accessories for waterproofing.

Whereas: Upon signing of this agreement ("OMEGA") will commence with the implementation process of capitalizing ("TRACK") operations.

Whereas: The Share Exchange Acquisition Agreement shall become effective on the Effective Date, as provided in Section 1.5 below.

Whereas: The Board of Directors of ("OMEGA") and the MAJORITY OWNER of ("TRACK") have each approved the proposed transaction.

Whereas: The MAJORITY OWNER is the owner of all of the issued and outstanding units, or majority equity interest of ("TRACK").

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Whereas: The terms of this Agreement shall remain strictly confidential and may not be disclosed or disseminated to the public at large or to any third party by press release or any other manner. Notwithstanding the foregoing ("OMEGA") may issue a Press Release that does not identify the Seller or his company. This provision as to the confidentiality shall be binding. However, as a public company, ("OMEGA") must follow regulatory disclosure procedures pursuant to an executed ("Agreement") therefore must abide by those sanctions resulting in an 8-k filing.

Whereas: The PARTIES, in consideration of the terms and conditions of this AGREEMENT, shall make certain representations, warranties and agreements in connection with the completion of this AGREEMENT.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the PARTIES hereby agree as follows:

ARTICLE I
THE EXCHANGE

1.1 The Exchange. MAJORITY OWNER shall transfer the acquired ("TRACK") Units which represent 20% minority ownership and interest of the issued and outstanding units of ("TRACK") to ("OMEGA") in exchange for Fifty Thousand (50,000) shares of Omega Commercial Finance Corporation's Series B Redeemable Preferred Stock with a Par Value $100 per shares or Five Million Dollars ($5,000,000).

1.2 Exclusivity: ("OMEGA") upon signing of this agreement shall have the ***EXCLUSIVE RIGHTS*** to all of ("TRACK's") capital markets financing arrangements, funding, mergers & acquisition negotiations and facilitation, investment banking services, and or all other related business and financial opportunities related to financially securing the immediate, short-term, and long-term growth of the company.

1.3 Capitalization Responsibility: ("OMEGA") is committed to exclusively arranging financing for ("TRACK") operations and for all future and on-going capitalization requirements of ("TRACK") plus providing capital markets financing opportunities to financially secure the immediate, short-term, and long-term growth of the company as follows:

a. Funding and or arranging all current and future financing requirements of ("TRACK") to support its immediate to long-term financial condition, unit production, and future business growth;

b. Implementing a short-term liquidity plan commencing upon this executed agreement, which encompasses the use of ("TRACK") 50,000 Unit Purchase Order, which includes existing purchase orders, distribution agreements, pipeline, direct online sales (including Amazon and company website) in the amount of $2.500,000 in order to secure $1,500,000 in capital for ("TRACK"), out of which $1,000,000 will be made available by OMEGA within 5 days of signing this agreement, and will be solely used towards the production of those 50,000 units.

c. Once the units are shipped to the customer the Purchase Orders become Receivables and Omega will finance 80% of the Receivables. Additionally, the liquidity plan will include the securing of funding of no less than Five Million Dollars ($5,000,000) within 120-days or less from the receipt of the total $1,000,000. The sum of $5,000,000 shall be considered part of Omega's obligations within this agreement, which entitle Omega to receive the 20% of TRACK's shares.

d. Advising ("TRACK") in connection with providing long-term future capitalization through the exclusive Investment Banking Services Clause and or rights that focuses on an Initial Public Offering to secure the future capitalization requirements and/or for any other monetary benefit or gain.

e. Introducing ("TRACK") to potential business acquisitions and merger candidates ("Merger Candidates"), and investment banking sources;

f. ("OMEGA") shall be responsible for the investment banking rights and facilitation of an Initial Public Offering shall ("TRACK") decide to become publicly traded, including but not limited to legal securities filings, S-1 registration cost, engagement and retainers for the required PBOCA audit, accounting, all private placement and subscription agreement(s), drafting the board of resolutions and amendments, all compliant marketing material to our accredited investor base, standard market research analysis, DTC setup fees, and State and Federal filing Blue Sky fees. In addition, the decision to become a publicly traded company through an Initial Public Offering (IPO) shall be at the sole and absolute discretion of ("TRACK").

g. Such other services as ("TRACK") shall require from time to time.

1.4 Closing Date and Closing Time. Subject to the provisions of this Agreement, the parties shall hold the Closing (the "Closing Date") to be held on the soonest of (i) 10 days after the parties have executed this Agreement or (ii) such other date as the parties hereto may agree, at such time and place as the parties hereto may agree. If the Closing Date does not take place before ***March 31st 2014***, ("TRACK") may declare this agreement null and void.

1.5 The Effective Date. The Share Exchange & Acquisition Agreement shall become "Effective" immediately once the MAJORITY OWNER is in receipt of the exchanged Common Stock shares of ("OMEGA") and which at such time the effectiveness is hereinafter called the "Effective Date."

1.6 Officers. Shai Bar Lavi is the MAJORITY OWNER of ("TRACK"). Pursuant to the Closing Date existing management of ("TRACK") shall maintain their responsibilities for operating, managing, and administrating all compliance and regulatory requirements to maintain ("TRACK") 's.

1.7 Binding Agreement. This Agreement constitutes a binding agreement or a final and definitive agreement as accepted by ("TRACK") and ("OMEGA") has been negotiated, fully executed, and delivered by both parties. If either party does not execute its obligations as specified in this agreement within the specified time allocated for executing such obligation, the other party is entitles to terminate the agreement by a 5-days early written notice.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of ("OMEGA"). ("OMEGA") represents and warrants to the MAJORITY OWNER the following:

(a) Organization, Standing and Power. ("OMEGA") is a corporation duly organized, validly existing and in good standing under the laws of the state of Wyoming, is a listed company on the Pink Sheets of United States of America, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary

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(b) Capital Structure. As of the date of execution of this Agreement, the authorized capital stock of ("OMEGA") consists of unlimited shares of Common Stock with a par value of $0.01 per share, of which 335,810,900 shares are currently issued and outstanding, and 10,000,000 authorized shares units of Preferred Stock with a par value of $5.00 per share, of which no shares are currently issued and outstanding. The Acquired ("OMEGA") shares to be issued pursuant to this Agreement shall be, when issued pursuant to the terms of the resolution of the Board of Directors of ("OMEGA") approving such issuance, validly issued, fully paid and non-assessable, and not subject to pre-emptive rights. Except as otherwise specified herein, as of the date of the execution of this Agreement, there are no other options, warrants, calls, agreements or other rights to purchase or otherwise acquire from ("OMEGA") at any time, or upon the happening of any stated event, any shares of the capital stock of ("OMEGA") whether or not presently issued or outstanding. ("OMEGA") shall register and issue the Acquired ("OMEGA") shares at its sole cost and expense.

(c) Certificate of Incorporation, Bylaws, and Minute Books. The copies of the Articles of Incorporation and of the Bylaws of ("OMEGA") will be delivered to ("TRACK"), prior to the Closing Date, and will be certified as true, correct and complete copies thereof. The minute book of ("OMEGA"), which will be made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the OWNER s of ("OMEGA") since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

(d) Authority. ("OMEGA") has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of ("OMEGA"). No other corporate or OWNER proceedings on the part of ("OMEGA") are necessary to authorize the Exchange, or the other transactions contemplated hereby.

(e) Conflict with Other Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby, will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "violation") pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of ("OMEGA") or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ("OMEGA") which violation would have a material adverse effect on ("OMEGA") taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to ("OMEGA") in connection with the execution and delivery of this Agreement by ("OMEGA") or the consummation by ("OMEGA") of the transactions contemplated hereby.

(f) Books and Records. ("OMEGA") will make available for inspection, prior to the Closing Date, by MAJORITY OWNER upon reasonable request all the books of ("OMEGA") relating to the business of ("OMEGA"). Such books of ("OMEGA") have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to MAJORITY OWNER by ("OMEGA") are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

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(g) Compliance with Laws. ("OMEGA") is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental entity applicable to it, its properties or the operation of its businesses.

(h) SEC Filings. ("OMEGA") 's predecessor company filed a registration statement with the SEC under the Securities Act of 1934. Thereafter, ("OMEGA") 's predecessor company or ("OMEGA") has filed all periodic reports required to be filed with the Securities Exchange Commission and, as of the date hereof, is current in its filing obligations.

(i) Financial Statements and Tax Returns. Copies of ("OMEGA") 's audited financial statements for the fiscal year ended December 31, 2011, its financial statements for the periods ending March 31, and June 30, 2012 can be obtained by ("TRACK") on the SEC website.

(j) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of ("OMEGA") , threatened against or affecting ("OMEGA") , or its Management or Officers, which is reasonably likely to have a material adverse effect on ("OMEGA") , nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against ("OMEGA") having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k) Tax Returns. ("OMEGA") has duly filed any tax reports and returns required to be filed by it and have fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities. There are not now any pending questions relating to or claims asserted for, taxes or assessments asserted upon ("OMEGA") .

2.2 Representations and Warranties of ("TRACK") . ("TRACK") represents and warrants to ("OMEGA") as follows:

(a) Organization, Standing and Power. ("TRACK") is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) Capital Structure. The authorized capital stock of ("TRACK") consists of membership units, all of which are held by the Majority OWNER. All of the issued and outstanding membership units of ("TRACK") were issued in compliance with all applicable securities laws, as applicable. Except as otherwise specified herein, there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from ("TRACK") at any time, or upon the happening of any stated event, any membership interests in the capital stock, or equity, of ("TRACK") . The common stock of ("TRACK") is not publically traded and ("TRACK") has no plans to take ("TRACK") public or to otherwise make the unitsof ("TRACK") publically tradable.

(c) Certificate of Incorporation, Bylaws and Minute Books. The copies of the formation documents, including the Articles of Incorporation or equivalent and the other corporate documents of ("TRACK") are true, correct and complete copies thereof. The minute books or equivalent of ("TRACK") which are available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the OWNER of ("TRACK") since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

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(d) Authority. MAJORITY OWNER has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by the holders of 100% of its issued and outstanding units which are entitled to vote to approve the proposed transaction, has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate or OWNER proceedings on the part of MAJORITY OWNER are necessary to authorize the Exchange and the other transactions contemplated hereby.

(e) Conflict with Agreements; Approvals. Except as disclosed by ("TRACK") , the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of ("TRACK") or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ("TRACK") or its properties or assets except for consent necessary for an accounting and navigating system. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to ("TRACK") in connection with the execution and delivery of this Agreement by MAJORITY OWNER , or the consummation by MAJORITY OWNER of the transactions contemplated hereby.

(f) Financial Statements. A copy of financial statements of ("TRACK") for the year ended December 31, 2012 and year-to-date for 2013 will be delivered to ("OMEGA") before the Closing Date. ("OMEGA") confirms that it has received the financial statements.

(g) Books and Records. ("TRACK") has made or shall make on a quarterly basis on-going and available for inspection by ("OMEGA") upon reasonable request all the books of account, relating to the business and financial standing of ("TRACK"). Such books of account of ("TRACK") have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to ("OMEGA") by ("TRACK") are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(h) Compliance with Laws. ("TRACK") is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental entity applicable to it, its properties or the operation of its businesses.

(i) Liabilities and Obligations. ("TRACK") has no material liabilities or obligations absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the ("TRACK") 's financial statements that have not been paid or discharged since the date thereof and (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.

(j) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of ("TRACK") threatened against or affecting ("TRACK") , or it's Management or Officers, which is reasonably likely to have a material adverse effect on ("TRACK") , nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ("TRACK") having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k) Taxes. ("TRACK") has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and ("TRACK") has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with

respect to such periods. ("TRACK") knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefore.

(l) **Licenses, Permits; Intellectual Property**. ("TRACK") owns or possesses in the operation of its business all material authorizations, which are necessary for it to conduct its business as now conducted. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

2.3 **Representations and Warranties of the OWNER.** By execution of this Agreement, each of the MAJORITY OWNER S represents and warrants to ("OMEGA") as follows, to the best of his knowledge and belief.

(a) **Units Free and Clear**. The membership units of ("TRACK") which he owns are free and clear of any liens, claims, options, charges or encumbrances of any nature.

(b) **Unqualified Right to Transfer Shares.** He has the unqualified right to sell, assign, and deliver the membership units of ("TRACK") specified herein and, upon consummation of the transactions contemplated by this Agreement, ("OMEGA") will acquire good and valid title to such membership shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

(c) **Agreement and Transaction Duly Authorized.** He or she is authorized to execute and deliver this Agreement and to consummate the share exchange transaction described herein. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which such MAJORITY OWNER is a party or by which such MAJORITY OWNER is bound.

ARTICLE III
GENERAL PROVISIONS

3.1 **Survival of Representations, Warranties and Agreements.** All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date for a period of three years from the date of this Agreement.

3.2 **Notices.** All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

a. **If to:**

("OMEGA") Commercial Finance Corp.
1000 5th Street, Suite 200
Miami Beach, Florida 3313

b. **If to:**

("TRACK") Group LLC
450 Seventh Avenue, Suite 1408
New York, NY 10123

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(c) If to the MAJORITY OWNER

Shai Bar Lavi
450 Seventh Avenue, Suite 1408
New York, NY 10123

3.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

3.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become binding and effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

3.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

3.6 Governing Law and Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to principles or conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Florida State or any federal court in the State of Florida in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

3.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

3.8 Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

3.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

3.10 Conversion of ("TRACK") . ("TRACK") has applied with the Secretary of State to convert from a corporation to a limited liability company. Upon approval of such conversion, all references herein to unitsof ("TRACK") shall mean units.

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IN WITNESS WHEREOF this Agreement for Share Exchange has been signed by the parties set forth below as of the date set forth above. (Please refer to the signed page)

TRACKIMO LLC

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Shai Bar Lavi , Majority OWNER
Date: / /2014

OMEGA VENTURE CAPITAL LLC

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Eran Danino, President & Managing Member
Date: 3/31/***2014***

OMEGA COMMERCIAL FINANCE CORP.

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Jon S. Cummings IV, President
Date: / /2014

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